Exhibit 99.1

Alumis Reports First Quarter 2026 Financial Results and
Highlights Recent Achievements

– Late-breaking oral presentation of Phase 3 envudeucitinib data in moderate-to-severe plaque psoriasis (PsO) at the 2026 American Academy of Dermatology (AAD) Annual Meeting demonstrating early and robust improvements in skin clearance, quality of life, and symptoms –

– Data showed robust PASI responses by Week 16, with significant continued improvements by Week 24 in PASI 90 (68.0%, 62.1%) and PASI 100 (41.0%, 39.5%) –

– Data continue to underscore envudeucitinib’s potential as a leading oral therapy for PsO; plans to submit NDA in 4Q 2026 remain on track –

– Potentially pivotal Phase 2b topline data for envudeucitinib in systemic lupus erythematosus (SLE) anticipated 3Q 2026 –

SOUTH SAN FRANCISCO, Calif., May 14, 2026 – Alumis Inc. (Nasdaq: ALMS), a late-stage biopharmaceutical company developing next-generation targeted therapies for patients with immune-mediated diseases, today reported financial results for the quarter ended March 31, 2026, and highlighted recent achievements and upcoming milestones.

"Alumis delivered a focused and productive first quarter, building on the Phase 3 clinical validation of envudeucitinib in moderate-to-severe plaque psoriasis and reinforcing the differentiated potential of maximal TYK2 inhibition," said Martin Babler, President and Chief Executive Officer of Alumis. "Late-breaking Phase 3 data at the 2026 American Academy of Dermatology Annual Meeting demonstrated leading skin-clearance outcomes and meaningful improvements in patient-reported quality-of-life measures, supporting a compelling emerging profile for physicians and patients, if approved, and further strengthening our confidence in envudeucitinib’s potential to reshape the psoriasis treatment landscape."

Babler added, "We remain on track for our NDA submission in the fourth quarter of this year, as well as the potentially pivotal LUMUS Phase 2b topline readout in SLE in the third quarter. With continued progress across both indications, envudeucitinib is emerging as a potential ‘pipeline in a pill’, supporting expansion into additional immune-mediated diseases. We are evaluating further indications under a unified TYK2 franchise strategy and expect to share further updates later this year."

First Quarter 2026 and Recent Highlights

Envudeucitinib: a next-generation, highly selective oral tyrosine kinase 2 (TYK2) inhibitor, in patients with moderate-to-severe plaque psoriasis

●	Late-breaking oral presentation of Phase 3 ONWARD1 and ONWARD2 envudeucitinib data at the 2026 American Academy of Dermatology (AAD) Annual Meeting (link to presentation)

o	Envudeucitinib achieved robust PASI responses by Week 16, with significant continued improvements by Week 24, including PASI 90 responses of 68.0% and 62.1% and PASI 100 responses of 41.0% and 39.5%
o	Quality-of-life improvements and itch relief emerged ahead of PASI 90 skin clearance, highlighting envudeucitinib’s early onset and broad clinical benefit
o	Clear or almost clear scalp psoriasis, a high-impact, difficult-to-treat area, emerged as early as Week 4 in more than 30% of patients, and was observed in approximately three out of four patients by Week 24[1]
o	Envudeucitinib demonstrated a favorable safety and tolerability profile consistent with the Phase 2 program

●	Company management participated in a virtual key opinion leader (KOL) event following the AAD presentation featuring leading dermatology and psoriasis expert Dr. Andrew Blauvelt (link to the presentation and webcast replay: https://shorturl.at/A4Dh2)

●	Narrative review published in peer-reviewed Dermatology and Therapy highlights envudeucitinib as a next-generation, oral, allosteric TYK2 inhibitor with strong molecular properties and favorable clinical efficacy and safety in psoriasis. The review synthesizes preclinical and clinical evidence demonstrating potent, sustained TYK2 inhibition and reinforces its potential across psoriasis and other immune-mediated diseases. (link to publication)

Lonigutamab Update

●	Alumis has completed its strategic review of the lonigutamab program and decided to explore strategic alternatives for this asset.

Anticipated 2026 Milestones

●	Envudeucitinib in Moderate-to-Severe Plaque Psoriasis
o	Long-term data - ONWARD3 topline data and Phase 2, two-year safety data (2H 2026)
o	NDA submission (4Q 2026)

●	Envudeucitinib in SLE
o	Potentially pivotal Phase 2b SLE topline data (3Q 2026)

●	TYK2 Franchise
o	Update on unified TYK2 franchise development strategy, including evaluation of additional indications (2Q 2026)

●	Next clinical candidate (new target)
o	Initiate Phase 1 trial (2H 2026)

1 Based on patients with baseline ss-PGA ≥3.

First Quarter 2026 Financial Results

●	As of March 31, 2026, Alumis had cash, cash equivalents and marketable securities of $569.5 million.
●	Revenue included collaboration revenue of $1.7 million for the three months ended March 31, 2026, compared to license revenue of $17.4 million for the three months ended March 31, 2025, related to the collaboration and licensing agreement with Kaken Pharmaceutical Co., Ltd.
●	Research and development expenses were $81.5 million for the three months ended March 31, 2026, compared to $96.6 million for the three months ended March 31, 2025. The decrease was primarily driven by lower contract research and clinical trial costs following completion of enrollment and reporting of positive topline results for the pivotal Phase 3 ONWARD1 and ONWARD2 clinical trials of envudeucitinib in patients with PsO in January 2026, partially offset by an increase in personnel-related expenses.
●	General and administrative expenses were $18.6 million for the three months ended March 31, 2026, compared to $22.3 million for the three months ended March 31, 2025. The decrease was primarily attributable to transaction costs related to the merger with ACELYRIN, Inc. in the three months ended March 31, 2025, partially offset by an increase in personnel-related expenses.
●	Net loss was $93.1 million for the three months ended March 31, 2026, compared to $99.0 million for the three months ended March 31, 2025.

Financial Guidance

●	Based on the Company’s current operating plan, Alumis continues to anticipate that its existing cash, cash equivalents and marketable securities as of March 31, 2026 are expected to fund operating expenses and capital expenditure requirements into the fourth quarter of 2027.

About Alumis

Alumis is a late-stage biopharmaceutical company developing next-generation targeted therapies with the potential to significantly improve patient health and outcomes across a range of immune-mediated diseases. Leveraging its proprietary data analytics platform and precision approach, Alumis is developing a pipeline of oral tyrosine kinase 2 inhibitors, consisting of envudeucitinib, formerly known as ESK-001, for the treatment of systemic immune-mediated disorders, such as moderate-to-severe plaque psoriasis and systemic lupus erythematosus, and A-005 with neuroinflammatory, neurodegenerative and peripheral immune-mediated disease indications under evaluation. For more information, visit www.alumis.com or follow us on LinkedIn or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "anticipates," "believes," "plans," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation those regarding the timing of the initiation of clinical trials, including a Phase 1 trial for the Company’s next clinical candidate, the timing of clinical data readouts in its ongoing clinical trials, including long-term and safety data, the timing of the Company’s planned NDA submission with the FDA for envudeucitinib in moderate-to-severe plaque psoriasis, the expected timing of the presentation of the Company’s TYK2 franchise strategy and the evaluation of additional indications, the potential for envudeucitinib to treat moderate-to-severe plaque psoriasis, the potential for envudeucitinib to reshape the psoriasis treatment landscape, systemic lupus erythematosus and other immune-mediated diseases, the Company’s plans to explore strategic alternatives for lonigutamab, any expectations regarding the safety, efficacy or tolerability of its drug candidates and statements regarding Alumis’ future plans and prospects, including development of its clinical pipeline and the commencement of additional clinical trials; cash runway; Alumis’ participation at upcoming conferences, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely and readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements. Such risks and uncertainties include, without limitation, those related to Alumis’ ability to advance envudeucitinib or its other programs and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing, costs, and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC) under the heading “Risk Factors” and elsewhere in such filings and reports, including any future reports Alumis may file with the SEC from time to time. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

ALUMIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Revenue:
License revenue	$—	$17,389
Collaboration revenue	1,741	—
Total revenue	1,741	17,389
Operating expenses:
Research and development expenses	81,540	96,622
General and administrative expenses	18,610	22,295
Total operating expenses	100,150	118,917
Loss from operations	(98,409)	(101,528)
Other income (expense):
Interest income	5,349	2,609
Other income (expenses), net	7	(44)
Total other income (expense), net	5,356	2,565
Net loss	$(93,053)	$(98,963)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	(655)	(48)
Total comprehensive loss	$(93,708)	$(99,011)

ALUMIS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$63,885	$89,670
Restricted cash	86	82
Marketable securities, current	459,058	218,831
Research and development prepaid expenses	3,345	2,909
Other prepaid expenses and current assets	6,033	6,740
Total current assets	532,407	318,232
Restricted cash, non-current	1,302	1,301
Marketable securities, non-current	46,603	—
Property and equipment, net	17,534	18,190
Intangible assets	50,959	50,959
Operating lease right-of-use assets, net	15,952	16,971
Other assets, non-current	6,831	6,287
Total assets	$671,588	$411,940
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,587	$10,106
Research and development accrued expenses	35,959	34,781
Other accrued expenses and current liabilities	12,588	22,303
Deferred revenue, current	6,328	1,458
Operating lease liabilities, current	4,442	4,670
Total current liabilities	70,904	73,318
Operating lease liabilities, non-current	31,222	32,244
Deferred tax liability	2,140	2,140
Share repurchase liability	94	123
Deferred revenue, non-current	—	2,611
Other liabilities, non-current	207	207
Total liabilities	104,567	110,643
Stockholders’ equity:
Preferred stock	—	—
Common stock	12	10
Additional paid-in capital	1,562,405	1,202,975
Accumulated other comprehensive income (loss)	(467)	188
Accumulated deficit	(994,929)	(901,876)
Total stockholders’ equity	567,021	301,297
Total liabilities and stockholders’ equity	$671,588	$411,940

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com